Exhibit (a)(5)(iv)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 25, 2014 (March 21, 2014)

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

1 Liangshuihe First Ave, Beijing E-Town Economic and Technology Development Area, E-Town,

Beijing, 100176, People’s Republic of China

(Address of principal executive offices and zip code)

86-10-5982-2039

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On March 21, 2014, the Board of Directors of American Oriental Bioengineering, Inc. (the “Company”), set March 25, 2014 at 4:01 p.m. ET as the effective date and time of the 1-for-501 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.002 per share. The Company’s common stock is currently quoted in the over-the-counter markets. As required, FINRA must review the Reverse Stock Split transaction and set the date to effect the Reverse Stock Split in the market. As of today, FINRA is still in the process of completing its review. As a result, although the Reverse Stock Split will be effective under Nevada law, the effect of the Reverse Stock Split will not be reflected in the over-the-counter market until a date in the future. At such time that the Company is made aware that FINRA has completed its review and set a date to effect the Reverse Stock Split in the over-the-counter market, the Company will provide an update to its stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.

By: /s/ Tony Liu

Name: Tony Liu

Title: Chairman and Chief Executive Officer

Dated: March 25, 2014

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